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                                                                   EXHIBIT 10.20

                             IRREVOCABLE ASSIGNMENT

September 10, 2003


Mr. Patrick H. Volpe
General Manager, Risk Management
Paymentech, LP
4 Northeastern Boulevard
Salem, New Hampshire 03079

Re:  MORTON'S RESTAURANT GROUP, INC. (the "Company")

Dear Mr. Volpe:

Paymentech, LP ("Processor") has entered into arrangements pursuant to which Processor acts as credit card processing service provider with respect to certain credit card and debit card sales by the Company and makes payments to the Company in respect of such sales as set forth in the Credit Card Processing Service Agreement, by and between Processor and Company (and together with any replacement agreement thereto, referred to herein as the " Credit Card Processing Service Agreement").

Please be advised that (a) the Company has (i) entered or is about to enter into financing arrangements with Wells Fargo Foothill, Inc. ("Lender") pursuant to which Lender may from time to time make loans and advances and provide other financial accommodations to the Company under a Loan and Security Agreement by and between the Company and Lender (the "Loan and Security Agreement") and (ii) entered into an indenture dated July 7, 2003 (the "Indenture" and, together with the Loan and Security Agreement, the "Debt Documents"), with certain subsidiaries of the Company and The Bank of New York, as collateral agent (in such capacity, "Collateral Agent") for the benefit of itself, the Trustee and the holders of the notes issued thereunder and as trustee, pursuant to which it has, and may from time to time in the future issue notes, which loans, advances and other financial accommodations and notes are secured by, among other things, all of the Company's right, title and interest in and to all deposit and other bank accounts and proceeds of the foregoing, including all amounts at any time payable by Processor to the Company pursuant to the Credit Card Processing Service Agreement or otherwise and (b) the Lender has agreed to act as agent (in such capacity, "Agent") for itself, such other lenders and Collateral Agent pursuant to the Loan and Security Agreement and the

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Paymentech, LP
September 10, 2003
Page 2

Intercreditor Agreement (as defined therein).

Company and Agent acknowledge that all remittances from Paymentech to Company are subject to the rights of Paymentech under the Credit Card Processing Services Agreement between Paymentech and Company, including Paymentech's setoff rights for fees, chargebacks or adjustments due from Company. Further, Company confirms to Paymentech that nothing contained in this letter impairs in any way Paymentech's rights to debit the bank accounts for said fees, chargebacks or adjustments.

Notwithstanding anything to the contrary contained in the Card Processing Agreement or any prior instructions to Processor, unless and until Processor receives written instructions from Agent to the contrary, effective as of the day after the date of Processor's written acknowledgment below indicated of Irrevocable Assignment, all amounts payable by Processor to the Company pursuant to the Credit Card Processing Service Agreement or otherwise, shall be sent by federal funds wire transfer or electronic depository transfer to the following bank account of Borrower, owned and controlled by Agent:

                       LaSalle Bank National Association
                       135 South LaSalle Street
                       Chicago, Illinois  60603
                       ABA# 071000505
                       Credit to: Morton's Restaurant Group, Inc.
                       Account No.: 5590039615

In the event Processor at any time receives any other instructions from Agent with respect to the disposition of amounts payable by or through Processor to the Company pursuant to the Credit Card Processing Service Agreement or otherwise, Processor is hereby irrevocably authorized and directed to follow such instructions, without inquiry as to Agent's right or authority to give such instructions. Company and Agent acknowledge that (a) any instructions from Agent to Processor to change the account to which funds must be sent by a vice president or other officer of Agent to Paymentech LP, Attention: Patrick Volpe;
(b) such instructions shall only provide for funds to be sent to a single deposit account of Agent, in a manner with respect to the nature of the funds transfer and at times consistent with the payment practices of Processor as then in effect, unless otherwise agreed by Processor. The Company agrees to hold harmless Processor for any action taken by Processor in accordance with the terms of this Irrevocable Assignment and the Credit Card Processing Service Agreement; and Agent shall complete such account change forms as Processor may require. The Company hereby acknowledges that the account set forth above is owned by Agent.

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Paymentech, LP
September 10, 2003
Page 3

In the event that Processor terminates the Credit Card Processing Services Agreement with the Company, Company will use reasonable efforts to provide Agent with notice of said termination. In the event that an Event of Default has occurred and is continuing under and as defined in any Debt Document, Agent agrees to provide Processor with written notice of said default; PROVIDED, HOWEVER, that (a) the failure by Agent to provide any such notice shall not relieve any other party of any of its obligations hereunder and (b) Agent shall only be obligated to provide such notice with respect to the occurrence of an Event of Default under and as defined in the Indenture solely to the extent it receives written notice as to the same from Collateral Agent.

Agent and the Company hereby confirm and agree as follows: (i) the Credit Card Processing Service Agreement is in full force and effect, and (ii) this Irrevocable Assignment does not prohibit or limit any rights Processor possesses under the Credit Card Processing Service Agreement, including but not limited to Processor's right to debit, offset or charge back any amounts owing to Processor under the Credit Card Processing Service Agreement or any replacement renewal thereof, against funds sent to or to be sent to the above referenced bank account.

This Irrevocable Assignment cannot be changed, modified, or terminated, except by written agreement signed by Agent, Company and Processor; PROVIDED, that (i) upon written notice by Agent to Processor of its assignment of all of its rights and obligations hereunder to Collateral Agent, Collateral Agent shall be deemed to be the Agent from the date of Processor's receipt of such notice, and (ii) this Irrevocable Assignment shall automatically terminate upon the termination of the Credit Card Processing Service Agreement, provided, that the Credit Card Processing Service Agreement may not be terminated by the Company without the prior written consent of the Agent.

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Paymentech, LP
September 10, 2003
Page 4

Please acknowledge your receipt of, and agreement to, the foregoing by signing in the space provided below.

Sincerely,

MORTON'S RESTAURANT GROUP


By:   /s/ Thomas J. Baldwin
   -------------------------------
         Thomas J. Baldwin
Title:   EVP & CFO

Acknowledged And Agreed:

WELLS FARGO FOOTHILL, INC., as Agent


By:     /s/ Sandy Martinez
   ------------------------------
        Sandy Martinez
Title:  VP, Treasury Manager
Dated:  8/25/03


Acknowledged And Agreed:

PAYMENTECH, LP


By:     /s/ Patrick Volpe
   ------------------------------
        Patrick H. Volpe
Title:  General Manager, Risk Management
Dated: